FIRST AMENDMENT OF RECORDKEEPING AGREEMENT

      THIS FIRST AMENDMENT OF RECORDKEEPING AGREEMENT ("Agreement") is made and entered into to be effective as of October 4, 1994 by and between SELIGMAN PORTFOLIOS, INC. (f/k/a Seligman Mutual Benefit Portfolios, Inc.), a Maryland corporation ("Fund") and INVESTORS FIDUCIARY TRUST COMPANY, a Missouri trust company ("IFTC").

                                    RECITALS

A. Fund and IFTC are parties to that certain Recordkeeping Agreement dated April 27, 1993 ("Recordkeeping Agreement"), pursuant to which Fund appointed IFTC as recordkeeping agent of the Fund's Seligman Henderson Global Portfolio.

B. Fund desires to appoint IFTC as recordkeeping agent of one of its new portfolios, known as the Seligman Henderson Global Emerging Companies Portfolio, upon and subject to the terms, conditions and agreements set forth in the Recordkeeping Agreement, and IFTC is willing to accept such appointment.

                                    AGREEMENT

1. Fund hereby appoints IFTC as recordkeeping agent of the Seligman Henderson Global Emerging Companies Portfolio, and IFTC hereby accepts such appointment and agrees that it will act as the recordkeeping agent of the Seligman Henderson Global Emerging Companies Portfolio.

2. Such appointment and agreement is made upon and subject to all the terms, conditions and agreements set forth in the Recordkeeping Agreement, which is hereby incorporated herein by reference. Fund and IFTC hereby ratify and confirm the Recordkeeping Agreement and agree that it remains in full force and effect and is binding upon the parties in accordance with its terms, except as amended hereby. Each party hereby confirms that except as amended herein all of its representations and warranties set forth in the Recordkeeping Agreement remain true and correct as of the date of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers to be effective as of the date and year first above written.

                                    INVESTORS FIDUCIARY TRUST COMPANY


                                    By:
                                       -----------------------------------------

                                    Title:
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                                    SELIGMAN PORTFOLIOS, INC.
                                    (f/k/a Seligman Mutual Benefit Portfolios,
                                    Inc.)


                                    By:
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                                    Title:
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